Exhibit 99.1

API Technologies Reports Results for the Fiscal Third Quarter Ended August 31, 2015

ORLANDO, Fla. – (PR Newswire) – October 8, 2015 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF, microwave, millimeterwave, power, and security solutions, today announced results for the fiscal third quarter ended August 31, 2015. The results reflect the inclusion of Inmet and Weinschel, which the Company acquired after the start of the quarter, on June 8, 2015.

“We delivered significantly improved third quarter performance, demonstrating the impact our focus on operational improvement is beginning to have on the business,” said Robert Tavares, President and Chief Executive Officer of API. “The integration of Inmet and Weinschel are substantially complete to our plan and already benefitting our top line. API is keenly focused on creating long-term value for our customers and shareholders.”

Results for the Quarter Ended August 31, 2015

API Technologies reported fiscal third quarter revenue of $68.0 million.

GAAP gross margin as a percentage of sales was 26.5% for the fiscal third quarter of 2015.

For the fiscal third quarter, the Company posted a net loss of $6.3 million. Adjusted EBITDA for the fiscal third quarter of 2015 was $9.9 million, or 14.6% of revenue.

Results for the Nine Months Ended August 31, 2015

API Technologies reported revenue of $171.1 for the nine months ended August 31, 2015. GAAP gross margin was 24.5% for the nine-month period ended August 31, 2015.

The Company posted a net loss of $12.8 million for the nine months ended August 31, 2015. Adjusted EBITDA for the nine months ended August 31, 2015 was $19.8 million, or 11.6% of revenue.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal third quarter results today, October 8, at 4:45 p.m. Eastern Time. Robert Tavares, President and Chief Executive Officer, and Eric F. Seeton, Chief Financial Officer, will host the call.

The call will be available by dialing 1-877-317-6789 or 1-412-317-6789 and accessible by webcast at http://www.apitech.com/investor-relations. Recorded replays of the webcast will be available on the Company’s Investor Relations App, as well as for 30 days on the Company’s website and by telephone at 1-877-344-7529 or 1-412-317-0088, replay passcode #10072832, beginning 6 p.m. Eastern Time on October 8, 2015.

The API Technologies Investor Relations App is available for iPhone® and iPad® via the Apple iTunes store and for Android™ devices via Google Play. For more information, visit http://www.apitech.com/investor-relations.

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeterwave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided the non-GAAP financial measures for Adjusted EBITDA at the Company level and segment level. Non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) excludes restructuring charges, acquisition related charges, inventory provisions including charges related to purchase accounting, contingency accruals, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments described in the reconciliation table. API has also provided the non-GAAP financial measure for Adjusted EBITDA before corporate overhead, which is the Adjusted EBITDA number less general corporate overhead. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding from operating results the impact of items that management believes do not reflect the Company’s core operating performance. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, including without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate our operations; our ability to expand our operations in both new and existing markets; and the ability of our review of strategic alternatives to maximize stockholder value. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors,” and our Quarterly Reports on Form 10-Q under Part II, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Eric F. Seeton

Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Flynn Condon

Vice President, Corporate Development & Marketing

+1 908-546-3903

media@apitech.com

API Technologies Corp.

Financial Results

Consolidated Statements of Operations (unaudited)

in thousands USD

	For the Three months ended August 31, 2015	For the Three months ended August 31, 2014	For the nine months ended August 31, 2015	For the nine months ended August 31, 2014
Revenue, net	$67,993	$56,924	$171,124	$169,011
Cost of revenues
Cost of revenues	49,928	41,751	129,039	129,502
Restructuring charges	38	364	147	945

Total cost of revenues	49,966	42,115	129,186	130,447

Gross profit	18,027	14,809	41,938	38,564

Operating expenses
General and administrative	8,612	6,030	19,466	17,568
Selling expenses	4,292	3,743	11,330	11,037
Research and development	2,750	1,980	6,931	6,214
Business acquisition and related charges	405	190	795	375
Restructuring charges	152	133	1,822	1,000

	16,211	12,076	40,344	36,194

Operating income	1,816	2,733	1,594	2,370
Other expenses (income), net
Interest expense, net	4,880	3,289	11,099	8,586
Amortization of note discounts and deferred financing costs	355	24	401	10,916
Other expenses (income), net	2,238	24	1,695	(88)

	7,473	3,337	13,195	19,414

Loss before income taxes	(5,657)	(604)	(11,601)	(17,044)
Expense for income taxes	639	30	1,165	698

Net loss	$(6,296)	$(634)	$(12,766)	$(17,742)
Accretion on preferred stock	—	—	—	(393)

Net loss attributable to common shareholders	$(6,296)	$(634)	$(12,766)	$(18,135)

Net loss per share—Basic and diluted	$(0.11)	$(0.01)	$(0.23)	$(0.33)
Weighted average shares outstanding
Basic	55,489,938	55,461,217	55,474,617	55,444,759
Diluted	55,489,938	55,461,217	55,474,617	55,444,759

Consolidated Balance Sheets (unaudited)

in thousands USD

	August 31, 2015	November 30, 2014
Assets
Current
Cash and cash equivalents	$6,554	$8,258
Accounts receivable, net	41,777	38,657
Inventories, net	71,442	54,718
Deferred income taxes	370	561
Prepaid expenses and other current assets	1,717	1,592

	121,860	103,786
Fixed assets, net	32,412	30, 574
Goodwill	150,280	116,770
Intangible assets, net	51,032	29,848
Other non-current assets	1,969	1,862

Total assets	$357,553	$282,840

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$42,339	$27,907
Deferred revenue	1,855	2,279
Current portion of long-term debt	20,504	10,097

	64,698	40,283
Deferred income taxes	5,160	4,575
Other long-term liabilities	1,562	1,216
Long-term debt, net of current portion	180,856	118,214
Deferred gain	7,341	7,788

	259,617	172,076

Commitments and contingencies

Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	328,380	327,846
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(232,871)	(220,105)
Accumulated other comprehensive income	(1)	595

	97,936	110,764

Total Liabilities and Shareholders’ Equity	$357,553	$282,840

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA and Adjusted EBITDA less corporate overhead.

	Three (3) months ended August 31, 2015	Nine (9) months ended August 31, 2015

Net loss	$(6,296)	$(12,766)
Adjustments
Interest expense, net	4,880	11,099
Amortization of note discounts and deferred financing costs	355	401
Depreciation and amortization	5,494	11,966
Income taxes	639	1,165
Restructuring charges	190	1,969
Acquisition related charges	405	795
Other adjustments (A)	4,253	5,190

Total Adjusted EBITDA	$9,920	$19,819

Total Adjusted EBITDA percentage	14.6%	11.6%

Corporate overhead	$1,482	$4,337
Adjusted EBITDA before corporate overhead	$11,402	$24,156
Adjusted EBITDA before corporate overhead %	16.8%	14.1%

(A)	Other adjustments primarily include non-cash inventory provisions and charges related to Inmet and Weinschel purchase accounting, contingency accruals, stock based compensation expense, franchise taxes, financing related costs, lease payments for the State College, Pennsylvania facility and foreign exchange losses.

Additional Adjusted EBITDA Reconciliations by Segment in thousands USD

Three Months Ending August 31, 2015	SSC	SSIA	EMS	Corporate	Total
	Q3	Q3	Q3	Q3	Q3
Revenue	$47,609	$5,004	$15,380	$—	$67,993
Net loss					(6,296)
Adjustments
Interest expense, net					4,880

Amortization of note discounts and deferred financing costs					355
Depreciation and amortization					5,494
Income taxes					639
Restructuring charges					190
Acquisition related charges					405
Other adjustments (A)					4,253
Add-Back Total					16,215

Adjusted EBITDA	$6,913	$1,320	$1,687	$—	$9,920

Adjusted EBITDA Margin %	14.5%	26.4%	11.0%	0.0%	14.6%

(A)	Other adjustments primarily include non-cash inventory provisions and charges related to Inmet and Weinschel purchase accounting, contingency accruals, stock based compensation expense, franchise taxes, financing related costs, lease payments for the State College, Pennsylvania facility and foreign exchange losses.